U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 23, 2019

Cannapharmarx, Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	000-27055	24-4635140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

Suite 206

1180 Sunset Drive

Kelowna, British Columbia, Canada Z1Y 9W6

(Address of principal executive offices)

949-652-6838

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 23, 2019, our Board of Directors took the following actions pursuant to the provisions of our Bylaws:

•	Accepted the resignation of Gary Herick as our Chief Financial Officer, Secretary and as a director.

•	Amended our bylaws to increase the number of our directors from four to five;

•	Appointed Messrs. Marc R. Branson and Richard D. Orman as directors, to hold such office until the next annual meeting of our shareholders, their resignation, removal or death, whichever occurs first;

•	Appointed Andrew Steedman as our Executive Vice President and John Cassels as our Chief Financial Officer and Secretary, each to hold such office until the next annual meeting of our Board of Directors, their resignation, removal or death, whichever occurs first

As of the date of this report, no director is receiving any compensation from us other than accruing expenses that will be reimbursed. Mr. Cassels and Mr. Steedman will each receive an annual salary of CAD $120,000.

Following are the biographical history of our new officers and directors:

Marc Branson, 43, is and since January 2018 has the owner and co-founder of Titan Technologies, Inc., Vancouver, British Columbia, Canada, a development stage privately held technology company focused on AI powered block chain solutions for businesses. Since October 2016 he has also been the President and director of Catalina Gold Corp., a publicly traded Canadian company. Previously, from October 2013 through June 2015 he was President and a director of Lightning Ventures Inc., a publicly held manufacturer and distributor of specialty oil and gas products. Since 2007 he has also been President and a director of CapWest Investments., a private investment corporation that focuses on development stage companies. He received a degree in International Business from Open Learning University in 2000 and received a Business Management certificate from Capilano College in 1997.

Richard D. Orman, 70, is currently the President of PLM Consultants, Ltd, Calgary, Alverta, Canada, a privately held business consulting company, a position he has held since 1982. In 1986 Mr. Orman was elected to the Legislative Assembly of Alberta and was appointed to the provincial cabinet as Minister of Career Development and Employment. In 1988 he was appointed Minister of Labour. He was re-elected in 1989 and was then appointed Minster of Energy. He has over 35 years of experience with publicly traded companies in Canada, including Chairman and CEO of Kappa Energy Company, Inc., from 1994 to 2001, a director of Vanguard Oil Corp. from 1998 through 2001, and Executive Vice Chairman of Exceed Energy Company, Inc. from 2003 through 2005, Each of the aforesaid companies had their securities traded on the Toronto Stock Exchange. In addition, he was Vice Chairman of Novatel Inc., a company traded on NASDAQ from 2004 through 2007 and from 2007 through 2011 he was the lead director of Daylight Energy Ltd, also traded on the TSX. From 2015 through February 2019 he was a consultant and senior counsel at Canadian Strategy Group, a government relations firm located in Edmonton, Alberta. In 2012 he was elected to the Board of Directors and currently services as Chairman of the Board of Wescan Energy Corp., an energy company traded on the TSX. In 2016 he was elected and currently serves an independent non-executive director of Persta Resources, Inc., a company traded on the Hong Kong Stock Exchange. Mr. Orman received a Bachelor of Arts degree with honors from Eastern Washington University in 1971.

Andrew Steedman, 58, has been self-employed as a Business and Financial Consultant since February 2018. Prior, from December 2010 through January 2018, he was the Vice President of Operations for NXT Energy Solutions, Inc., Calgary, Alberta, Canada, a publicly held oil and gas services company whose securities are traded on the TSX, Mr. Steedman received a Bachelor of Science degree in Electrical Engineering in 1987 from The University of Calgary and Master of Business Administration in 1992 from The University of Calgary.

John H. Cassels, age 71. Previously, from July 2014 through March 2019, Mr. Cassels was the CFO of Wescan Energy Corp., Calgary, Alberta, Canada, a publicly traded energy company. From January 2018 through March 2019, Mr. Cassels was the Principal of The CFO Centre, Calgary Alberta, a firm made up of CPA consultants providing CFO services to small private companies. From March 2011 through July 2015, he was also the CFO of Northern Spirit Resources Ltd., Calgary, Alberta, Canada, a publicly traded energy company. During this time, between September 2015 and March 2019, he was also President and CFO of Birkdale Energy Ltd., Calgary, Alberta, Canada, a private energy company. Mr. Cassels received a Bachelor of Arts degree from Bishop’s University in 1970. He is a Chartered Professional Accountant in Canada.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2019	CANNAPHARMARX, INC.
(Registrant)

By: s/ Dominick Colvin
Dominick Colvin, Chief Executive Officer

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